Exhibit 99.1

SANDRIDGE ENERGY, INC. ANNOUNCES FINANCIAL AND OPERATING RESULTS
FOR THE THREE AND NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2024
AND DECLARES $0.11 PER SHARE CASH DIVIDEND

Oklahoma City, Oklahoma, November 6, 2024 /PRNewswire/ – SandRidge Energy, Inc. (the “Company” or “SandRidge”) (NYSE: SD) today announced financial and operational results for the three and nine-month periods ended September 30, 2024.
Recent Highlights
•On November 5, 2024, the Board of Directors declared a $0.11 per share cash dividend payable on November 29, 2024 to shareholders of record on November 15, 2024
•On August 30, 2024, the Company closed on its previously announced acquisition of certain producing oil and natural gas properties and interest in 11 drilling spacing units ("DSUs") in the Cherokee play of the Western Anadarko Basin
•Completions of the four drilled uncompleted ("DUC") wells associated with the Western Anadarko Basin transaction are underway with the first well generating an initial 30-day production rate of ~1,000 Boe per day (~70 % oil)
•Production in September, the first month reflecting contributions from recently-acquired assets(1), averaged ~19 MBoe/d (18% oil, 52% liquids), which is a 27% increase versus 2Q24
•Third quarter net income was $25.5 million, or $0.69 per basic share. Adjusted net income(2) was $7.1 million, or $0.19 per basic share
•Adjusted EBITDA(2) of $17.7 million for the three-month period ended September 30, 2024
•Adjusted G&A(2) of $1.6 million, or $1.02 per Boe for the three-month period ended September 30, 2024
•As of September 30, 2024, the Company had $94.1 million of cash and cash equivalents, including restricted cash
•Generated $34.4 million of free cash flow(2) for the nine-month period ended September 30, 2024. Free cash flow represents a conversion rate of approximately 76% relative to adjusted EBITDA for the nine months ended September 30, 2024.

Financial Results & Update
Profitability

Dollars in thousands (except per share data)	3Q24	2Q24	Change vs 2Q24	3Q23	Change vs 3Q23
Net income	$25,484	$8,794	$16,690	$18,670	$6,814
Net Income per share	$0.69	$0.24	$0.45	$0.51	$0.18
Net cash provided by operating activities	$20,847	$11,412	$9,435	$25,507	$(4,660)
Adjusted net income(2)	$7,057	$6,353	$704	$16,236	$(9,179)
Adjusted net income per share(2)	$0.19	$0.17	$0.02	$0.44	$(0.25)
Adjusted operating cash flow(2)	$19,073	$15,384	$3,689	$25,041	$(5,968)
Adjusted EBITDA(2)	$17,742	$12,934	$4,808	$22,587	$(4,845)
Free cash flow(2)	$10,861	$8,967	$1,894	$24,155	$(13,294)
Operational Results & Update
Production, Revenue & Realized Prices

	3Q24(1)	2Q24	Change vs 2Q24	3Q23	Change vs 3Q23
Production
MBoe	1,563	1,363	200	1,586	(23)
MBoed	17.0	15.0	2.0	17.2	(0.2)
Oil as percentage of production	15%	14%	1%	17%	(2)%
Natural gas as percentage of production	50%	54%	(4)%	55%	(5)%
NGLs as percentage of production	35%	32%	3%	28%	7%

Revenues
Oil, natural gas and NGL revenues	$30,057	$25,977	$4,080	$38,149	$(8,092)
Oil as percentage of revenues	56%	57%	(1)%	56%	—%
Natural gas as percentage of revenues	15%	11%	4%	19%	(4)%
NGLs as percentage of revenues	29%	32%	(3)%	25%	4%

Realized Prices
Realized oil price per barrel	$73.07	$79.54	$(6.47)	$79.83	$(6.76)
Realized natural gas price per Mcf	$0.92	$0.66	$0.26	$1.36	$(0.44)
Realized NGL price per barrel	$16.25	$18.99	$(2.74)	$21.89	$(5.64)
Realized price per Boe	$19.23	$19.06	$0.17	$24.04	$(4.81)

Operating Costs
During the third quarter of 2024, lease operating expense ("LOE") was $9.1 million or $5.82 per Boe which is a 9% reduction versus the prior quarter on a per Boe basis, despite incremental LOE associated with the Western Anadarko Basin acquisition. The Company continues to focus on its operating costs and on safely maximizing the value of its asset base through prudent expenditure programs, cost management efforts, and continuous pursuit of efficiency in the field.
Production Optimization Program
The Company remains focused on optimizing its stable, low-decline legacy production. SandRidge continuously evaluates the potential for high-return projects that further enhance its asset base. Such projects include, but are not limited to, workovers, artificial lift improvements and conversions from less efficient systems, recompletions of "behind pipe" pay in vertical section of existing wells, and the restimulation of existing intervals and previously bypassed unstimulated intervals in existing wells. When evaluating these and other options, the Company ensures that all projects meet high rate of return thresholds and remains capital disciplined as the commodity price landscape changes.
Liquidity & Capital Structure
As of September 30, 2024, the Company had $94.1 million of cash and cash equivalents, including restricted cash, diversified across multiple significant, well-capitalized financial institutions. The Company has no outstanding term or revolving debt obligations.
Dividend Program

Dollars in thousands	Total	3Q24	2Q24	1Q24	4Q23	3Q23	2Q23
Special dividends(3)	$130,206	$—	$—	$55,868	$—	$—	$74,338
Quarterly dividends(3)	$19,752	$4,112	$4,103	$4,097	$3,721	$3,719	$—
Total dividends(3)	$149,958	$4,112	$4,103	$59,965	$3,721	$3,719	$74,338

	Total	3Q24	2Q24	1Q24	4Q23	3Q23	2Q23
Special dividends per share	$3.50	$—	$—	$1.50	$—	$—	$2.00
Quarterly dividends per share	$0.53	$0.11	$0.11	$0.11	$0.10	$0.10	$—
Total dividends per share	$4.03	$0.11	$0.11	$1.61	$0.10	$0.10	$2.00
On November 5, 2024, the Board of Directors declared a $0.11 per share cash dividend payable on November 29, 2024 to shareholders of record on November 15, 2024.
Acquisitions
On August 30, 2024, the Company closed on its previously announced acquisition of certain producing oil and natural gas properties in the Cherokee play of the Western Anadarko Basin for $123.8 million, before customary post-closing adjustments.

The acquisition included 44 producing wells, 4 drilled uncompleted (“DUC”) wells which are being completed in the fourth quarter, and leasehold interest in 11 drilling and spacing units (“DSUs”) focused in Ellis and Roger Mills counties in Oklahoma. The Company is preparing to initiate a drilling program on the DSUs and expects to realize high rates of returns associated with the projects.
The oily PDP production and new development associated with the acquisition is projected to meaningfully increase SandRidge's EBITDA and cash flow on a pro forma basis, while maintaining its planned quarterly dividend.(2)
Outlook
We remain committed to growing the cash value and generation capability of our asset base in a safe, responsible and efficient manner, while prudently allocating capital to high-return, organic growth projects. These standalone projects include (1) Development in the Cherokee Shale Play, which includes completions of four drilled uncompleted (“DUC”) wells, and initiating a drilling program, (2) production optimization program through artificial lift conversions to more efficient and cost-effective systems and high-graded heel completion projects in the NW Stack and (3) opportunistic leasing that could bolster future development and complement the recently acquired Cherokee assets. Our legacy non-Cherokee leasehold remains approximately 99% held by production, which cost-effectively maintains our development option over a reasonable tenor. These legacy non-Cherokee assets have higher relative gas content for which prices are not yet at optimal levels to resume development or material reactivations. We will continue to monitor forward-looking commodity prices, project results, costs and other factors that could influence returns and adjust capital allocations accordingly. These and other factors will continue to shape our development decisions for the remainder of the year and beyond.
We also remain vigilant in evaluating further merger and acquisition opportunities, with consideration of our strong balance sheet and commitment to our capital return program.
Environmental, Social, & Governance ("ESG")
SandRidge maintains its Environmental, Social, and Governance ("ESG") commitment, to include no routine flaring of produced natural gas and transporting over 95% of its produced water via pipeline instead of truck. Additionally, SandRidge maintains an emphasis on the safety and training of our workforce. The Company has personnel dedicated to the close monitoring of our safety standards and daily operations.
Conference Call Information
The Company will host a conference call to discuss these results on Thursday, November 7, 2024 at 1:00 pm CT. The conference call can be accessed by registering online in advance at https://registrations.events/direct/Q4I2315049 at which time registrants will receive dial-in information as well as a conference ID. At the time of the call, participants will dial in using the participant number and conference ID provided upon registration. The Company's latest presentation is available on the Company's website at investors.sandridgeenergy.com.
A live audio webcast of the conference call will also be available via SandRidge's website, investors.sandridgeenergy.com, under Presentation & Events. The webcast will be archived for replay on the Company's website for at least 30 days.

Contact Information
Investor Relations
SandRidge Energy, Inc.
1 E. Sheridan Ave. Suite 500
Oklahoma City, OK 73104
investors@sandridgeenergy.com
About SandRidge Energy, Inc.
SandRidge Energy, Inc. (NYSE: SD) is an independent oil and gas company engaged in the production, development, and acquisition of oil and gas properties. Its primary areas of operations are the Mid-Continent and Western Anadarko regions in Oklahoma, Texas, and Kansas. Further information can be found at sandridgeenergy.com.

-Tables to Follow-

(1)	July and August production and revenue contribution from recently-acquired Western Anadarko Basin assets were reported as a negative adjustment to the gross purchase price as a result of a transaction effective date of July 1, 2024.
(2)	See "Non-GAAP Financial Measures" section at the end of this press release for non-GAAP financial measures definitions.
(3)	Includes dividends payable on unvested restricted stock awards.

Operational and Financial Statistics
Information regarding the Company’s production, pricing, costs and earnings is presented below (unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Production - Total
Oil (MBbl)	231	267	624	816
Natural Gas (MMcf)	4,729	5,276	13,979	15,373
NGL (MBbl)	544	440	1,348	1,301
Oil equivalent (MBoe)	1,563	1,586	4,302	4,679
Daily production (MBoed)	17.0	17.2	15.7	17.1

Average price per unit
Realized oil price per barrel - as reported	$73.07	$79.83	$75.66	$73.88
Realized impact of derivatives per barrel	0.64	—	0.23	—
Net realized price per barrel	$73.71	$79.83	$75.89	$73.88

Realized natural gas price per Mcf - as reported	$0.92	$1.36	$0.95	$1.78
Realized impact of derivatives per Mcf	—	—	—	0.38
Net realized price per Mcf	$0.92	$1.36	$0.95	$2.16

Realized NGL price per barrel - as reported	$16.25	$21.89	$19.15	$20.77
Realized impact of derivatives per barrel	0.09	—	0.04	—
Net realized price per barrel	$16.34	$21.89	$19.19	$20.77

Realized price per Boe - as reported	$19.23	$24.04	$20.07	$24.52
Net realized price per Boe - including impact of derivatives	$19.36	$24.04	$20.11	$25.77

Average cost per Boe
Lease operating	$5.82	$7.22	$6.68	$6.83
Production, ad valorem, and other taxes	$1.16	$1.28	$1.29	$1.82
Depletion (1)	$5.34	$2.66	$3.90	$2.44

Earnings per share
Earnings per share applicable to common stockholders
Basic	$0.69	$0.51	$1.22	$1.60
Diluted	$0.69	$0.50	$1.22	$1.59

Adjusted net income per share available to common stockholders
Basic	$0.19	$0.44	$0.59	$1.52
Diluted	$0.19	$0.44	$0.59	$1.51

Weighted average number of shares outstanding (in thousands)
Basic	37,134	36,969	37,087	36,906
Diluted	37,180	37,161	37,150	37,123

(1) Includes accretion of asset retirement obligation.

Capital Expenditures
The table below presents actual results of the Company’s capital expenditures for the nine months ended September 30, 2024 (unaudited):

Nine Months Ended
September 30, 2024
(In thousands)

Drilling, completion, and capital workovers	$6,562
Leasehold and geophysical	6,893
Capital expenditures (on an accrual basis)	$13,455
(excluding acquisitions and plugging and abandonment)

Capitalization
The Company’s capital structure as of September 30, 2024 and December 31, 2023 is presented below:

	September 30, 2024	December 31, 2023

	(In thousands)
Cash, cash equivalents and restricted cash	$94,081	$253,944

Long-term debt	$—	$—
Total debt	—	—

Stockholders’ equity
Common stock	37	37
Additional paid-in capital	1,004,264	1,071,021
Accumulated deficit	(557,544)	(602,947)
Total SandRidge Energy, Inc. stockholders’ equity	446,757	468,111

Total capitalization	$446,757	$468,111

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues
Oil, natural gas and NGL	$30,057	$38,149	$86,317	$114,715
Total revenues	30,057	38,149	86,317	114,715
Expenses
Lease operating expenses	9,104	11,450	28,734	31,946
Production, ad valorem, and other taxes	1,813	2,031	5,550	8,522
Depreciation and depletion — oil and natural gas	8,345	4,217	16,771	11,415
Depreciation and amortization — other	1,605	1,637	4,947	4,870
General and administrative	2,304	2,619	8,686	8,004
Restructuring expenses	260	42	341	343
Employee termination benefits	—	—	—	19
(Gain) loss on derivative contracts	(1,866)	—	(1,866)	(1,447)
Other operating (income) expense, net	—	(31)	24	(152)
Total expenses	21,565	21,965	63,187	63,520
Income from operations	8,492	16,184	23,130	51,195
Other income (expense)
Interest income (expense), net	1,553	2,455	6,742	7,782
Other income (expense), net	—	31	92	88
Total other income (expense)	1,553	2,486	6,834	7,870
Income (loss) before income taxes	10,045	18,670	29,964	59,065
Income tax (benefit) expense	(15,439)	—	(15,439)	—
Net income (loss)	$25,484	$18,670	$45,403	$59,065
Net income (loss) per share
Basic	$0.69	$0.51	$1.22	$1.60
Diluted	$0.69	$0.50	$1.22	$1.59
Weighted average number of common shares outstanding
Basic	37,134	36,969	37,087	36,906
Diluted	37,180	37,161	37,150	37,123

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	September 30, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$92,697	$252,407
Restricted cash - other	1,384	1,537
Accounts receivable, net	28,506	22,166
Derivative contracts	1,284	—
Prepaid expenses	886	430
Other current assets	814	1,314
Total current assets	125,571	277,854
Oil and natural gas properties, using full cost method of accounting
Proved	1,677,882	1,538,724
Unproved	17,487	11,197
Less: accumulated depreciation, depletion and impairment	(1,406,957)	(1,393,801)
	288,412	156,120
Other property, plant and equipment, net	81,694	86,493
Derivative contracts	383	—
Other assets	3,172	3,130
Deferred tax assets, net of valuation allowance	66,008	50,569
Total assets	$565,240	$574,166

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$48,479	$38,828
Asset retirement obligations	9,668	9,851
Other current liabilities	608	645
Total current liabilities	58,755	49,324
Asset retirement obligations	57,775	54,553
Other long-term obligations	1,953	2,178
Total liabilities	118,483	106,055
Stockholders’ Equity
Common stock, $0.001 par value; 250,000 shares authorized; 37,205 issued and outstanding at September 30, 2024 and 37,091 issued and outstanding at December 31, 2023	37	37
Additional paid-in capital	1,004,264	1,071,021
Accumulated deficit	(557,544)	(602,947)
Total stockholders’ equity	446,757	468,111
Total liabilities and stockholders’ equity	$565,240	$574,166

SandRidge Energy, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$45,403	$59,065
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation, depletion, and amortization	21,718	16,285
Deferred income taxes	(15,439)	—
(Gain) loss on derivative contracts	(1,866)	(1,447)
Settlement gains (losses) on derivative contracts	199	5,876
Stock-based compensation	1,779	1,422
Other	118	118
Changes in operating assets and liabilities	(3,972)	8,040
Net cash provided by operating activities	47,940	89,359
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures for property, plant and equipment	(13,572)	(25,681)
Acquisition of assets	(125,950)	(11,232)
Purchase of other property and equipment	(1)	(29)
Proceeds from sale of assets	861	1,411
Net cash used in investing activities	(138,662)	(35,531)
CASH FLOWS FROM FINANCING ACTIVITIES
Dividends paid to shareholders	(68,222)	(77,804)
Reduction of financing lease liability	(563)	(414)
Proceeds from exercise of stock options	—	94
Tax withholdings paid in exchange for shares withheld on employee vested stock awards	(356)	(929)
Net cash used in financing activities	(69,141)	(79,053)
NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS and RESTRICTED CASH	(159,863)	(25,225)
CASH, CASH EQUIVALENTS and RESTRICTED CASH, beginning of year	253,944	257,468
CASH, CASH EQUIVALENTS and RESTRICTED CASH, end of period	$94,081	$232,243
Supplemental Disclosure of Cash Flow Information
Cash paid for interest, net of amounts capitalized	$(92)	$(75)
Supplemental Disclosure of Noncash Investing and Financing Activities
Capital expenditures for property, plant and equipment in accounts payables and accrued expenses	$661	$888
Right-of-use assets obtained in exchange for financing lease obligations	$230	$443
Inventory material transfers to oil and natural gas properties	$141	$1,246
Asset retirement obligation capitalized	$51	$12
Asset retirement obligation removed due to divestiture	$—	$(137)
Change in dividends payable	$42	$253

Non-GAAP Financial Measures
This press release includes non-GAAP financial measures. These non-GAAP measures are not alternatives to GAAP measures, and you should not consider these non-GAAP measures in isolation or as a substitute for analysis of our results as reported under GAAP. Below is additional disclosure regarding each of the non-GAAP measures used in this press release, including reconciliations to their most directly comparable GAAP measure.

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Operating Cash Flow
The Company defines Adjusted operating cash flow as net cash provided by operating activities before changes in operating assets and liabilities as shown in the following table. Adjusted Operating cash flow is a supplemental financial measure used by the Company's management and by securities analysts, investors, lenders, rating agencies and others who follow the industry as an indicator of the Company's ability to internally fund exploration and development activities or incur new debt. The Company also uses this measure because operating cash flow relates to the timing of cash receipts and disbursements that the Company may not control and may not relate to the period in which the operating activities occurred. Further, Adjusted operating cash flow allows the Company to compare its operating performance and return on capital with those of other companies without regard to financing methods and capital structure. This measure should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with GAAP.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

	(In thousands)
Net cash provided by operating activities	$20,847	$25,507	$47,940	$89,359
Changes in operating assets and liabilities	(1,774)	(466)	3,972	(8,040)
Adjusted operating cash flow	$19,073	$25,041	$51,912	$81,319
Reconciliation of Free Cash Flow
The Company defines free cash flow as net cash provided by operating activities plus net cash (used in) provided by investing activities less the cash flow impact of acquisitions and divestitures. Free cash flow is a supplemental financial measure used by the Company's management and by securities analysts, investors, lenders, rating agencies and others who follow the industry as an indicator of the Company's ability to internally fund exploration and development activities or incur new debt. This measure should not be considered in isolation or as a substitute for net cash provided by operating or investing activities prepared in accordance with GAAP.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

	(In thousands)
Net cash provided by operating activities	$20,847	$25,507	$47,940	$89,359
Net cash used in investing activities	(133,543)	(12,507)	(138,662)	(35,531)
Acquisition of assets	123,847	11,232	125,950	11,232
Proceeds from sale of assets	(290)	(77)	(861)	(1,411)
Free cash flow	$10,861	$24,155	$34,367	$63,649

Reconciliation of Net Income to EBITDA and Adjusted EBITDA
The Company defines EBITDA as net income before income tax (benefit) expense, interest expense, depreciation and amortization - other and depreciation and depletion - oil and natural gas. Adjusted EBITDA, as presented herein, is EBITDA excluding items that management believes affect the comparability of operating results such as items whose timing and/or amount cannot be reasonably estimated or are non-recurring, as shown in the following tables.
Adjusted EBITDA is presented because management believes it provides useful additional information used by the Company's management and by securities analysts, investors, lenders, ratings agencies and others who follow the industry for analysis of the Company’s financial and operating performance on a recurring basis and the Company’s ability to internally fund exploration and development activities or incur new debt. In addition, management believes that adjusted EBITDA is widely used by professional research analysts and others in the valuation, comparison and investment recommendations of companies in the oil and gas industry. The Company's adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

	(In thousands)
Net Income	$25,484	$18,670	$45,403	$59,065
Adjusted for
Income tax (benefit)	(15,439)	—	(15,439)	—
Depreciation and depletion - oil and natural gas	8,345	4,217	16,771	11,415
Depreciation and amortization - other	1,605	1,637	4,947	4,870
Interest expense	28	21	92	75
EBITDA	20,023	24,545	51,774	75,425

Stock-based compensation	707	476	1,779	1,422
(Gain) loss on derivative contracts	(1,866)	—	(1,866)	(1,447)
Settlement gains (losses) on derivative contracts	199	—	199	5,876
Employee termination benefits	—	—	—	19
Restructuring expenses	260	42	341	343
Interest income	(1,581)	(2,476)	(6,834)	(7,857)
Adjusted EBITDA	$17,742	$22,587	$45,393	$73,781

Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

	(In thousands)
Net cash provided by operating activities	$20,847	$25,507	$47,940	$89,359
Changes in operating assets and liabilities	(1,774)	(466)	3,972	(8,040)
Interest expense	28	21	92	75
Employee termination benefits	—	—	—	19
Interest income	(1,581)	(2,476)	(6,834)	(7,857)
Other	222	1	223	225
Adjusted EBITDA	$17,742	$22,587	$45,393	$73,781

Reconciliation of Net Income Available to Common Stockholders to Adjusted Net Income Available to Common Stockholders
The Company defines adjusted net income as net income excluding items that management believes affect the comparability of operating results and are typically excluded from published estimates by the investment community, including items whose timing and/or amount cannot be reasonably estimated or are non-recurring, as shown in the following tables.
Management uses the supplemental measure of adjusted net income as an indicator of the Company's operational trends and performance relative to other oil and natural gas companies and believes it is more comparable to earnings estimates provided by securities analysts. Adjusted net income is not a measure of financial performance under GAAP and should not be considered a substitute for net income available to common stockholders.

	Three Months Ended September 30, 2024		Three Months Ended September 30, 2023
	$	$/Diluted Share	$	$/Diluted Share
	(In thousands, except per share amounts)
Net income available to common stockholders	$25,484	$0.69	$18,670	$0.50
Income tax (benefit)	(15,439)	(0.42)	$—	—
(Gain) loss on derivative contracts	(1,866)	(0.05)	—	—
Settlement gains (losses) on derivative contracts	199	0.01	—	—
Restructuring expenses	260	0.01	$42	—
Interest income	(1,581)	(0.04)	$(2,476)	(0.06)
Adjusted net income available to common stockholders	$7,057	$0.19	$16,236	$0.44

	Basic	Diluted	Basic	Diluted
Weighted average number of common shares outstanding	37,134	37,180	36,969	37,161
Total adjusted net income per share	$0.19	$0.19	$0.44	$0.44

	Nine Months Ended September 30, 2024		Nine Months Ended September 30, 2023
	$	$/Diluted Share	$	$/Diluted Share
	(In thousands, except per share amounts)
Net income available to common stockholders	$45,403	$1.22	$59,065	$1.59
Income tax (benefit)	(15,439)	(0.42)	—	—
(Gain) loss on derivative contracts	(1,866)	(0.05)	(1,447)	(0.04)
Settlement gains (losses) on derivative contracts	199	0.01	5,876	0.16
Employee termination benefits	—	—	19	—
Restructuring expenses	341	0.01	343	0.01
Interest income	(6,834)	(0.18)	(7,857)	(0.21)
Adjusted net income available to common stockholders	$21,804	$0.59	$55,999	$1.51

	Basic	Diluted	Basic	Diluted
Weighted average number of common shares outstanding	37,087	37,150	36,906	37,123
Total adjusted net income per share	$0.59	$0.59	$1.52	$1.51

Reconciliation of General and Administrative to Adjusted G&A
The Company reports and provides guidance on Adjusted G&A per Boe because it believes this measure is commonly used by management, analysts and investors as an indicator of cost management and operating efficiency on a comparable basis from period to period and to compare and make investment recommendations of companies in the oil and gas industry. This non-GAAP measure allows for the analysis of general and administrative spend without regard to stock-based compensation programs and other non-recurring cash items, if any, which can vary significantly between companies. Adjusted G&A per Boe is not a measure of financial performance under GAAP and should not be considered a substitute for general and administrative expense per Boe. Therefore, the Company’s Adjusted G&A per Boe may not be comparable to other companies’ similarly titled measures.
The Company defines adjusted G&A as general and administrative expense adjusted for certain non-cash stock-based compensation and other non-recurring items, if any, as shown in the following tables:

	Three Months Ended September 30, 2024		Three Months Ended September 30, 2023
	$	$/Boe	$	$/Boe
	(In thousands, except per Boe amounts)
General and administrative	$2,304	$1.47	$2,619	$1.65
Stock-based compensation	(707)	$(0.45)	(476)	(0.30)
Adjusted G&A	$1,597	$1.02	$2,143	$1.35

	Nine Months Ended September 30, 2024		Nine Months Ended September 30, 2023
	$	$/Boe	$	$/Boe
	(In thousands, except per Boe amounts)
General and administrative	$8,686	$2.02	$8,004	$1.71
Stock-based compensation	(1,779)	(0.41)	(1,422)	(0.30)
Adjusted G&A	$6,907	$1.61	$6,582	$1.41

Cautionary Note to Investors - This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are neither historical facts nor assurances of future performance and reflect SandRidge’s current beliefs and expectations regarding future events and operating performance. The forward-looking statements include projections and estimates of the Company’s corporate strategies, anticipated financial impacts of acquisitions, future operations, development plans and appraisal programs, drilling inventory and locations, estimated oil, natural gas and natural gas liquids production, price realizations and differentials, hedging program, projected operating, general and administrative and other costs, projected capital expenditures, tax rates, efficiency and cost reduction initiative outcomes, liquidity and capital structure and the Company’s unaudited proved developed PV-10 reserve value of its Mid-Continent assets. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the Company’s ability to execute, integrate and realize the benefits of acquisitions, and the performance of the acquired interests, the volatility of oil and natural gas prices, our success in discovering, estimating, developing and replacing oil and natural gas reserves, actual decline curves and the actual effect of adding compression to natural gas wells, the availability and terms of capital, the ability of counterparties to transactions with us to meet their obligations, our timely execution of hedge transactions, credit conditions of global capital markets, changes in economic conditions, the amount and timing of future development costs, the availability and demand for alternative energy sources, regulatory changes, including those related to carbon dioxide and greenhouse gas emissions, and other factors, many of which are beyond our control. We refer you to the discussion of risk factors in Part I, Item 1A - “Risk Factors” of our Annual Report on Form 10-K and in comparable “Risk Factor” sections of our Quarterly Reports on Form 10-Q filed after such form 10-K. All of the forward-looking statements made in this press release are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our Company or our business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, except as required by law.

SandRidge Energy, Inc. (NYSE: SD) is an independent oil and gas company engaged in the production, development, and acquisition of oil and gas properties. Its primary areas of operations are the Mid-Continent and Western Anadarko regions in Oklahoma, Texas, and Kansas. Further information can be found at sandridgeenergy.com.